UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
FORM 8-K
__________________________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2021
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-15386	43-1196944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway		64117
North Kansas City,	Missouri
(Address of Principal Executive Offices)		(Zip Code)
(816) 221-1024
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2021, Cerner Corporation ("Cerner" or the "Company") announced the appointment of Mark Erceg as its Executive Vice President and Chief Financial Officer (principal financial officer), to be effective February 22, 2021 (the "Effective Date").

Mr. Erceg, age 51, is joining Cerner after serving as Chief Financial Officer of Tiffany & Co. ("Tiffany"), from October 2016 to January 2021. In that position, Mr. Erceg served as the principal financial officer for Tiffany. Prior to joining Tiffany, Mr. Erceg held the role of Executive Vice President and Chief Financial Officer for Canadian Pacific Railway Limited, a transcontinental railway, from 2015 to 2016, and Masonite International Corporation, a global manufacturer of commercial and residential doors, from 2010 to 2015. Previously, Mr. Erceg held finance, market strategy, customer response, general management and global investor relations positions at The Procter & Gamble Company during his tenure there from 1992 to 2010.

There is no arrangement or understanding between Mr. Erceg and any other person pursuant to which he was appointed as the Company's Executive Vice President and Chief Financial Officer, and there is no family relationship between Mr. Erceg and any directors or executive officers of the Company. Mr. Erceg has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Company will enter into an employment agreement with Mr. Erceg, effective as of the Effective Date (the "Employment Agreement"). As approved by the Board's Compensation Committee, upon the Effective Date, Mr. Erceg will be entitled to, among other things: (i) an initial annual base salary of $700,000; (ii) an initial $840,000 annual target cash bonus level opportunity under the Cerner Performance Plan; (iii) an award of a number of Cerner restricted stock units ("RSUs") equal to $4,600,000 divided by the closing sale price of Cerner common stock on the date of grant (the "2021 Annual Equity Grant"); and (iv) a one-time new hire award of a number of Cerner RSUs equal to $2,500,000 divided by the closing sale price of Cerner common stock on the date of grant (the "New Hire Grant"). The 2021 Annual Equity Grant to be awarded to Mr. Erceg will consist of 50% time-based RSUs and 50% performance-based RSUs ("PSUs") and will be awarded during Cerner's executive annual performance and compensation cycle at the same time and with the same conditions as other Section 16 officer annual grants. The time-based RSU portion of the 2021 Annual Equity Grant will vest ratably in equal amounts over three years, and the PSU portion of the 2021 Annual Equity Grant will cliff vest on the third anniversary of the grant date, subject to achieving performance metrics established by the Compensation Committee and continued employment through the vest date. The New Hire Grant to be granted to Mr. Erceg will consist of 50% time-based RSUs and 50% PSUs. The time-based RSUs of the New Hire Grant will be granted upon the later of Mr. Erceg's hire date and February 15, 2021, and will vest ratably in equal amounts over four years. The PSUs of the New Hire Grant will be awarded during Cerner's executive annual performance and compensation cycle at the same time and with the same conditions as other Section 16 officer annual grants and will cliff vest on the third anniversary of the grant date, subject to achieving performance metrics established by the Compensation Committee and continued employment through the vest date.

Under the Employment Agreement, Mr. Erceg's employment with Cerner will be "at will," which means that Mr. Erceg's employment thereunder may be terminated at any time, for any reason or for no reason at all by either Mr. Erceg or the Company. Mr. Erceg will also be entitled to receive the benefits generally provided to other Cerner associates, and such other benefits as determined by the Board from time to time, as well as reimbursement for reasonable business expenses and relocation assistance for his relocation to Kansas City.

Mr. Erceg will also enter into an executive severance agreement with the Company, effective as of the Effective Date (the "Executive Severance Agreement"), which will entitle him to contractual rights to severance payments and benefits upon certain termination events as follows (capitalized terms used below, but not otherwise defined have the respective meanings given such terms in the Executive Severance Agreement):

Termination by us for Cause or on account of death or Disability, or resignation by Mr. Erceg other than in the event of a Constructive Termination (before a Change in Control) or for Good Reason (after a Change in Control): If Mr. Erceg's employment is terminated by Cerner for Cause or on account of Mr. Erceg's death or Disability, Mr. Erceg will be entitled to: (i) any accrued but unpaid base salary; (ii) any owed reimbursements for unreimbursed business expenses; and (iii) such employee benefits (including equity compensation or cash bonuses earned (i.e. when all vesting conditions have been met) as of the termination date but not yet paid), if any, to which Mr. Erceg may be entitled under Cerner's employee benefit plans as of his termination date (the foregoing amounts described in clauses (i), (ii) and (iii) are collectively referred to as the "Accrued Amounts"). If Mr. Erceg resigns other than on account of a Constructive Termination (before a Change in Control) or for Good Reason (after a Change in Control), Mr. Erceg will be entitled to the Accrued Amounts; provided, that if he resigns with fewer than 30 days' notice, or leaves employment prior to the end of the 30-day notice period without Cerner's permission, Mr. Erceg will only be entitled to the Accrued Amounts through the date he submits a notice of resignation.

Termination by Cerner other than for Cause or on account of death or Disability, or resignation by Mr. Erceg following Constructive Termination, in each case, prior to a Change in Control or more than 12 months after a Change in Control: Subject to Mr. Erceg executing and delivering a customary severance agreement and release, if, prior to a Change in Control or at any time after 12 months following a Change in Control, Mr. Erceg's employment is terminated by Cerner for any reason other than Cause or on account of death or Disability or Mr. Erceg resigns following a Constructive Termination, Mr. Erceg will be entitled to the Accrued Amounts and the following severance payments and benefits (less normal tax and payroll deductions):

•Severance Pay: two times the sum of (i) Mr. Erceg's annual base salary at the time of the termination (provided, however, that if Mr. Erceg resigns from employment following a Constructive Termination because of a material reduction in his total target compensation, such severance payments will be based on his annual base salary in effect immediately prior to such reduction), and (ii) the average annual cash bonus received during the three-year period immediately preceding the termination. These severance payments will generally be payable pro rata during a 24 month severance term on Cerner's regular paydays.

•Benefits: payments having an aggregate value equal to 24 times the difference between the monthly COBRA continuation premium cost to cover Mr. Erceg and his dependents (to the extent covered under Cerner's health, vision and dental plans on the date of Mr. Erceg's termination) and the monthly amount Mr. Erceg was paying for such coverage at the effective date of his termination, payable pro rata during the 24 month severance term.

•Equity Awards: immediate vesting of any shares or other property relating to time-based restricted stock or time-based restricted stock unit awards having a "date of grant" or "grant date" (as listed in such awards) that is at least twelve (12) months before the effective date of Mr. Erceg's termination and that were originally, ignoring the application of this acceleration and assuming continuous employment, scheduled to vest by the second anniversary of the effective date of his termination.

Per the terms of his Executive Severance Agreement, the following equity awards would be forfeited: (i) all performance-based equity awards that have not settled (regardless of whether the original performance-based vesting criteria may have been satisfied) by the effective date of his termination; (ii) all time-based restricted stock or time-based restricted stock unit awards having a "date of grant" or "grant date" (as listed in such awards), within twelve (12) months of the effective date of his termination; and (iii) all stock options that have not vested as of the effective date of his termination.

Termination by Cerner other than for Cause or on account of death or Disability, or resignation by Mr. Erceg for Good Reason, in each case, within 12 months following a Change in Control: Subject to Mr. Erceg executing and delivering a customary severance agreement and release, if there is a Change in Control of Cerner and within 12 months following the effective date of the Change in Control Mr. Erceg's employment is terminated by Cerner for any reason other than for Cause or on account of death or Disability or Mr. Erceg resigns for Good

Reason, Mr. Erceg will be entitled to the Accrued Amounts and the following severance payments and benefits (less normal tax and payroll deductions), subject to the modified Section 280G carve-back discussed below:

•Severance Pay: two times the sum of (i) Mr. Erceg's annual base salary at the time of the termination or resignation (provided, however, that if Mr. Erceg resigns from employment for Good Reason within 12 months following the date a Change in Control of Cerner becomes effective because of a material reduction in his total target compensation, such severance payments will be based on his annual base salary in effect immediately prior to such reduction), and (ii) the average annual cash bonus received during the three-year period immediately preceding the termination or resignation. These severance payments will be payable in a lump sum payment.

•Benefits: payments having an aggregate value equal to 24 times the difference between the monthly COBRA continuation premium cost to cover Mr. Erceg and his dependents (to the extent covered under Cerner's health, vision and dental plans on the date of Mr. Erceg's termination) and the monthly amount Mr. Erceg was paying for such coverage at the effective date of his termination, payable pro rata during the 24 months following the termination or resignation.

•Equity Awards: immediate vesting of all outstanding unvested equity awards granted to Mr. Erceg under any Cerner equity incentive plans. Outstanding equity awards with performance-based vesting will become vested as if an "at-target" level of goal achievement had been attained.

Any of the above-described severance payments, equity award acceleration benefits or other benefits that are subject to the modified Section 280G carve-back may be reduced under the Employment Agreement if (i) any portion of such payments or benefits become subject to the golden parachute penalty provisions under Section 280G or Section 4999 of the Internal Revenue Code and (ii) by reducing such payments or benefits Mr. Erceg is able to receive a larger portion of such payments and benefits by being able to avoid such golden parachute penalties.

During the term of the Employment Agreement and thereafter, Mr. Erceg will agree to maintain the confidentiality of the Company's confidential information and trade secrets and to assign to the Company any work product which results from any work performed for Cerner or relating directly to the business of the Company. Additionally, Mr. Erceg will agree that, during the term of his Employment Agreement and for a two-year period thereafter, he will not (i) compete with the Company or (ii) solicit employees of the Company. Mr. Erceg will also agree not to make recklessly or maliciously false accusations or remarks to disparage the Company's solutions or services during the term of the Employment Agreement and thereafter.

If Mr. Erceg breaches any confidentiality, non-competition or other material provision of the Employment Agreement following the termination of his employment with Cerner, or engages in any Detrimental Conduct as defined in the Cerner Corporation Incentive Awards and Severance Payment Clawback Policy for Executive Officers and Applicable Persons, originally effective January 1, 2021 and as may be amended from time to time (the "Clawback Policy"), in addition to Cerner's other remedies, the delivery of severance payments and benefits to Mr. Erceg and the vesting of any equity incentive awards in connection with such termination as described above will cease, and Mr. Erceg will be required to reimburse Cerner the amount of severance payments delivered prior to the breach or Detrimental Conduct and forfeit all equity incentive awards (or the proceeds of any exercised or sold awards) that vested based on or after such termination and prior to the breach or Detrimental Conduct, if and to the extent so provided under the Clawback Policy with respect to severance.

The foregoing description of the Employment Agreement and the Executive Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement and the Executive Severance Agreement, which the Company will file as exhibits to a subsequent periodic report filed with the U.S. Securities and Exchange Commission (the "SEC").

In addition, the Company will enter into an indemnification agreement with Mr. Erceg on the Effective Date, on substantially the same terms as the indemnification agreements the Company previously entered into with its other officers and directors. The Company has previously filed a form of this indemnification agreement as Exhibit 99.1 to the Company's Current Report on Form 8-K, as filed with the SEC on June 3, 2010.

Item 7.01 Regulation FD Disclosure.

On January 21, 2021, the Company issued a press release announcing certain of the matters disclosed above under Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Item 7.01 of this report (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.
d) Exhibits

Exhibit Number	Description

99.1	Press release of Cerner Corporation dated January 21, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERNER CORPORATION

Date: January 21, 2021	By:	/s/ Marc G. Naughton
Marc G. Naughton, Executive Vice President
and Chief Financial Officer